Exhibit 99.2

MEDALIST DIVERSIFIED, INC. ANNOUNCES DIVIDEND OF

$0.0675 PER SHARE ON ITS COMMON STOCK

RICHMOND, VA., APRIL 1, 2026--(BUSINESS WIRE)--Medalist Diversified, Inc. (NASDAQ: MDRR) (the "Company" or "Medalist"), a Virginia-based sponsor of Delaware Statutory Trusts, announced that its Board of Directors has authorized and the Company has declared a quarterly dividend on its common stock (the "Common Stock") in the amount of $0.0675 per share (the "Dividend"). The Dividend will be payable in cash on April 21, 2026 to holders of record of the Common Stock as of April 15, 2026.

Contacts

Brent Winn
Medalist Diversified, Inc.
bwinn@medalistreit.com